UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Griffin Institutional Access Credit Fund

(Name of the Registrant as Specified In Its Charter)

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Griffin Institutional Access Credit Fund

Griffin Capital Plaza

1520 E. Grand Avenue

El Segundo, California 90245

Tel (310) 469-6100

February 17, 2022

Dear Shareholder:

Enclosed are a Notice and a Proxy Statement concerning a Special Meeting of Shareholders (the “Special Meeting”) of Griffin Institutional Access Credit Fund (the “Fund”). At the Special Meeting, shareholders of the Fund will be asked to elect Earl Hunt, Meredith Coffey, Christine Gallagher, Michael Porter and Carl J. Rickertsen (each, a “Nominee” and together, the “Nominees”) to the Board of Trustees.

Only shareholders of record at the close of business on February 10, 2022 are entitled to notice of, and to vote, at the Special Meeting and any adjournments or postponements thereof.

In addition, Fund shareholders (by separate proxy statement) are also being asked to approve a new management agreement between Griffin Capital Credit Advisor, LLC and the Fund (the “Proposed Management Agreement”), as well as a new investment sub-advisory agreement between Griffin Capital Credit Advisor, LLC and Apollo Credit Management, LLC (the “Proposed Sub-Advisory Agreement”). Please note that the election of the Nominees is contingent upon the approval of the Proposed Management Agreement and the Proposed Sub-Advisory Agreement in a separate proxy statement. If either the Proposed Management Agreement or the Proposed Sub-Advisory Agreement is not approved by shareholders, or if the Nominees are not elected by shareholders, the current members of the Board of Trustees of the Fund will continue to serve on the Fund’s Board of Trustees.

After careful review, the Board unanimously recommends that you read the enclosed materials carefully and then vote to elect each of the Nominees.

Your vote is extremely important, no matter how large or small your Fund holdings.

 To vote, you may use any of the following methods:

•	By Mail. Please complete, date and sign the enclosed proxy card and mail it in the enclosed postage-paid envelope.

•	By Internet. Have your proxy card available. Go to https://viewproxy.com/Griffin/broadridgevsm2/. Follow the instructions on the website.

•	By Telephone. Have your proxy card available. Call 1-800-690-6903. Follow the recorded instructions. If you would like to speak to a live representative and cast your vote, please call 1-844-858-7387.

•	By Attending the Virtual Meeting. Any shareholder who attends the Special Meeting virtually may vote by ballot at the Special Meeting.

We encourage you to vote through the internet or by telephone using the number that appears on your proxy card. If you later decide to attend the Special Meeting, you may revoke your proxy and vote your shares virtually at the Special Meeting. Whichever voting method you choose, please take the time to read the full text of the Proxy Statement before you vote. If you have any questions before you vote, please call Broadridge, toll free at 1-844-858-7387.

Thank you for your response and for your continued investment with the Fund.

Sincerely,

/s/ Randy Anderson
Dr. Randy Anderson
Chairman and Secretary
Griffin Institutional Access Credit Fund

Griffin Institutional Access Credit Fund

Griffin Capital Plaza

1520 E. Grand Avenue

El Segundo, California 90245

Tel (310) 469-6100

NOTICE OF SPECIAL MEETING

February 17, 2022

Griffin Institutional Access Credit Fund (the “Fund”) will hold a Special Meeting of Shareholders of the Fund on April 20, 2022 at 10:30 a.m. Pacific Time (the “Special Meeting”). The Special Meeting will be held virtually by means of a live webcast for the following purposes:

1.	To elect Earl Hunt, Meredith Coffey, Christine Gallagher, Michael Porter and Carl J. Rickertsen to the Board of Trustees (collectively, the “Nominees”); and

2.	To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

Shareholders will be able to attend the Special Meeting online, submit questions during the Special Meeting, and vote their shares electronically. To participate in the Special Meeting, shareholders must register in advance by visiting https://viewproxy.com/Griffin/broadridgevsm2/ and submitting the required information to Broadridge Financial Solutions, Inc. (“Broadridge”), the Fund’s proxy tabulator.

Shareholders whose shares are registered directly with the Fund in the shareholder’s name will be asked to submit their name and control number found on the shareholder’s proxy card in order to register to participate in and vote at the Special Meeting. Shareholders whose shares are held by a broker, bank or other nominee must first obtain a “legal proxy” from the applicable nominee/record holder, who will then provide the shareholder with a newly-issued control number. We note that obtaining a legal proxy may take several days. Requests for registration should be received no later than 2:00 p.m. Pacific time, on April 19, 2022, but in any event must be received by the scheduled time for commencement of the Special Meeting. Once shareholders have obtained a new control number, they must visit https://viewproxy.com/Griffin/broadridgevsm2/ and submit their name and newly issued control number in order to register to participate in and vote at the Special Meeting.

After shareholders have submitted their registration information, they will receive an email from Broadridge that confirms that their registration request has been received and is under review by Broadridge. Once a shareholder’s registration request has been accepted, the shareholder will receive (i) an email containing an event link and dial-in information to attend the Special Meeting, and (ii) an email with a password to enter at the event link in order to access the Special Meeting. Shareholders may vote before or during the Special Meeting at https://viewproxy.com/Griffin/broadridgevsm2/. Only shareholders of a Fund present virtually or by proxy will be able to vote, or otherwise exercise the powers of a shareholder, at the Special Meeting.

The Special Meeting webcast will begin promptly at 10:30 a.m. (Pacific time). We encourage shareholders to access the Special Meeting prior to the start time. For additional information on how you can attend and participate in the virtual Meeting, please see the instructions below. Because the Special Meeting will be a completely virtual meeting, there will be no physical location for shareholders to attend.

Shareholders of record at the close of business on February 10, 2022 are entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. Returning your proxy does not deprive you of your right to attend the Special Meeting and to vote your shares virtually.

In addition, Fund shareholders (by separate proxy statement) are also being asked to approve a new management agreement between Griffin Capital Credit Advisor, LLC and the Fund (the “Proposed Management Agreement”), as well as a new investment sub-advisory agreement between Griffin Capital Credit Advisor, LLC and Apollo Credit Management, LLC (the “Proposed Sub-Advisory Agreement”). Please note that the election of the Nominees is contingent upon the approval of the Proposed Management Agreement and the Proposed Sub-Advisory Agreement in a separate proxy statement. If either the Proposed Management Agreement or the Proposed Sub-Advisory Agreement is not approved by shareholders, or if the Nominees are not elected by shareholders, the current members of the Board of Trustees of the Fund will continue to serve on the Fund’s Board of Trustees.

By Order of the Board of Trustees,

/s/ Randy Anderson

Dr. Randy Anderson
Secretary

El Segundo, California

February 17, 2022

Important Note: Voting your proxy is important. To vote your shares at the Special Meeting (other than virtually at the Special Meeting), a shareholder must return a proxy. The return envelope enclosed with the proxy requires no postage if mailed in the United States. By promptly returning the enclosed proxy, you can help us avoid the necessity and expense of sending follow-up letters to ensure a quorum. If you are unable to attend the Special Meeting, please mark, sign, date, and return the enclosed proxy so that the necessary quorum may be present at the Special Meeting. Proxies may also be submitted by internet and telephone. See “Voting Procedures” in the Proxy Statement for additional information.

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Griffin Institutional Access Credit Fund

Griffin Capital Plaza

1520 E. Grand Avenue

El Segundo, California 90245

Tel (310) 469-6100

PROXY STATEMENT

Special Meeting of Shareholders to be held on April 20, 2022

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Trustees (the “Board” or the “Trustees”) of Griffin Institutional Access Credit Fund, a Delaware statutory trust (the “Fund” or the “Trust”), to be used at the Special Meeting of Shareholders (the “Special Meeting”) of the Fund to be held on April 20, 2022 at 10:30 a.m. Pacific Time, for the purposes set forth in the accompanying notice. The Special Meeting will be held virtually by means of a live webcast.

The Special Meeting will be a virtual meeting conducted exclusively via live webcast starting at 10:30 a.m. (Pacific time). Shareholders will be able to attend the Special Meeting online, submit questions during the Special Meeting, and vote their shares electronically. To participate in the Special Meeting, shareholders must register in advance by visiting https://viewproxy.com/Griffin/broadridgevsm2/ and submitting the required information to Broadridge Financial Solutions, Inc. (“Broadridge”), the Fund’s proxy tabulator.

Shareholders whose shares are registered directly with the Fund in the shareholder’s name will be asked to submit their name and control number found on the shareholder’s proxy card in order to register to participate in and vote at the Special Meeting. Shareholders whose shares are held by a broker, bank or other nominee must first obtain a “legal proxy” from the applicable nominee/record holder, who will then provide the shareholder with a newly-issued control number. We note that obtaining a legal proxy may take several days. Requests for registration should be received no later than 2:00 p.m. Pacific time, on April 19, 2022, but in any event must be received by the scheduled time for commencement of the Special Meeting. Once shareholders have obtained a new control number, they must visit https://viewproxy.com/Griffin/broadridgevsm2/ and submit their name and newly issued control number in order to register to participate in and vote at the Special Meeting.

After shareholders have submitted their registration information, they will receive an email from Broadridge that confirms that their registration request has been received and is under review by Broadridge. Once a shareholder’s registration request has been accepted, the shareholder will receive (i) an email containing an event link and dial-in information to attend the Special Meeting, and (ii) an email with a password to enter at the event link in order to access the Special Meeting. Shareholders may vote before or during the Special Meeting at www.proxyvote.com. Only shareholders of a Fund present virtually or by proxy will be able to vote, or otherwise exercise the powers of a shareholder, at the Special Meeting.

In light of the rapidly changing developments related to coronavirus (COVID-19), we are pleased to offer our Shareholders a completely virtual Special Meeting, which provides worldwide access and communication, while protecting the health and safety of our shareholders, Trustees, and management. We are committed to ensuring that shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We will try to answer as many shareholder-submitted questions as time permits that comply with the Special Meeting rules of conduct. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If substantially similar questions are received, we will group such questions together and provide a single response to avoid repetition.

Shareholders of record of the Fund at the close of business on February 10, 2022 (the “Record Date”) are entitled to receive notice of and to vote at the Special Meeting. Shareholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held. Shareholders of the Fund will vote as a single class on the Proposal.

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Proxies in the accompanying form that are signed, returned, and not revoked will be voted at the Special Meeting and at any adjournments or postponements thereof. Where you make a specification by means of a signed proxy, your proxy will be voted in accordance with your specification. If you make no specification on a signed proxy, your proxy will be voted in favor of approving the election of Earl Hunt, Meredith Coffey, Christine Gallagher, Michael Porter and Carl J. Rickertsen to the Board of Trustees, as summarized below in the Proposal. Unsigned proxies will not be counted as present at the Special Meeting. If the enclosed proxy card is executed and returned, or if you have voted by telephone or through the internet, your vote nevertheless may be revoked after it is received by giving another proxy by mail, by calling the toll-free telephone number, or through the Internet. To be effective, such revocation must be received before the Special Meeting. In addition, any shareholder who attends the Special Meeting virtually may vote at the Special Meeting, thereby canceling any proxy previously given.

The approximate mailing date of this Proxy Statement and the accompanying proxy card is February 22, 2022. Proxies may be submitted by mail, telephone or internet. Please follow the instructions on the enclosed proxy card.

Important Notice Regarding the Availability of Proxy Materials For
The Shareholder Meeting to Be Held on April 20, 2022:
This Proxy Statement is available at https://viewproxy.com/Griffin/broadridgevsm2/.

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PROPOSAL 1: APPROVAL OF ELECTION OF

EARL HUNT, MEREDITH COFFEY, CHRISTINE GALLAGHER,

MICHAEL PORTER AND CARL J. RICKERTSEN

TO THE BOARD OF TRUSTEES

Introduction

The Board is recommending the approval of the election of Earl Hunt, Meredith Coffey, Christine Gallagher, Michael Porter and Carl J. Rickertsen (each, a “Nominee and collectively, the “Nominees”) to the Board of Trustees. Each Nominee has agreed to serve on the Board for an indefinite term.

On December 2, 2021, Griffin Capital, LLC (“Griffin Capital”), the indirect parent of Griffin Capital Credit Advisor, LLC (the “Adviser”), and Apollo Global Management, Inc. (“AGMI”) announced that they agreed that AGMI will acquire the US wealth distribution and asset management businesses of Griffin Capital in an all-stock transaction and had entered into a definitive agreement with respect to the Transaction (the “Transaction Agreement”). AGMI and Griffin Capital intend to close the acquisition of the asset management businesses of Griffin Capital (the “Transaction”) in the first half of 2022 (such closing time, the “Effective Date”).

The Fund is not a party to the Transaction Agreement. However, the closing of the Transaction Agreement (the “Closing”) is subject to certain conditions, including shareholder approval of Proposal 1, as described in this proxy statement and the approval of a new Management Agreement between the Fund and the Adviser (the “Proposed Management Agreement”) and a new Sub-Advisory Agreement for the Fund between the Adviser and Apollo Credit Management, LLC (the “Proposed Sub-Advisory Agreement”) (each, as described in a separate proxy statement). Therefore, if shareholders do not approve the Proposed Management Agreement and Proposed Sub-Advisory Agreement and elect the Nominees, or if the other conditions in the Transaction Agreement are not satisfied or waived, then the Transaction will not close, the current adviser will continue as the Fund’s adviser, and the Fund’s current Trustees will continue to serve on the Fund’s Board of Trustees.

At a meeting on January 13, 2022, the current Board, in reviewing the Proposed Management Agreement and Proposed Sub-Advisory Agreement, noted that the Fund will likely undergo changes in its operations, insofar as various functions will be performed by different organizations and personnel, were the Closing to be completed. In this context, each Nominee was nominated for election to the Board by Robb Chapin, Ira Cohen and Nathan Headrick, each of whom is an Independent Trustee, serving as an ad hoc nominating committee, and the Board, including the Independent Trustees, unanimously determined to submit each Nominee to the Fund’s shareholders for election. The current Board noted these factors as consistent with good governance and that the transition to the Nominees was not likely to adversely affect the Fund. If the Nominees are elected by shareholders, (i) Meredith Coffey, Christine Gallagher, Michael Porter and Carl J. Rickertsen will be considered Independent Trustees; (ii) Earl Hunt will be considered a Trustee who is an “interested person” as that term is defined in the 1940 Act, due to his affiliation with Apollo, as further discussed below; and (iii) all the current Trustees (Randy Anderson, Robb Chapin, Ira Cohen, Nathan Headrick and Kevin A. Shields) will cease to be Trustees of the Fund.

If shareholders approve the Proposed Management Agreement and the Proposed Sub-Advisory Agreement and the Nominees described in Proposal 1 are elected, it is anticipated that Messrs. Chapin, Cohen and Headrick, the current Independent Trustees, and Messrs. Anderson and Shields, the current Interested Trustees, will resign immediately prior to the Closing, and that the newly elected Nominees will take office as the Fund’s Trustees effective upon the Closing.

If shareholders do not approve the Proposed Management Agreement and the Proposed Sub-Advisory Agreement, none of the Nominees will serve as a member of the Board of Trustees of the Fund, even if elected by shareholders. In such event, Proposal 1 would not be implemented, and each current member of the Board of Trustees will continue to serve.

Information about the Nominees

Below is information about each Nominee and the attributes that qualify each to serve as a Trustee. The information provided below is not all-inclusive. Many Trustee attributes involve intangible elements, such as intelligence, work ethic and the willingness to work together, as well as the ability to communicate effectively, exercise judgment, ask incisive questions, manage people and problems, and develop solutions. The Board does not believe any one factor is determinative in assessing a Trustee’s qualifications.

The Board believes each Nominee possesses experiences, qualifications and skills valuable to the Fund. Each Nominee has substantial business experience, effective leadership skills and an ability to critically review, evaluate and assess information. If elected, each Nominee will serve until his or her successor is duly elected and qualifies; each contingent upon and effective as of the Transaction Date and the approvals of the Proposed Management Agreement and Proposed Sub-Advisory Agreement by separate proxy.

Independent Trustees:

Meredith Coffey. Ms. Coffey is Executive Vice President of the Loan Syndications and Trading Association (“LSTA”), and runs Research Department and co-heads the LSTA’s regulatory and CLO efforts, which help facilitate continued availability of credit and the efficiency of the loan market. In addition, Ms. Coffey heads efforts to analyze current and anticipated loan market developments, helping the LSTA build strategy and improve market efficiency, and providing commentary through weekly newsletters, periodic conferences and webcasts. Ms. Coffey and the analyst team also engage market participants, press and regulators on issues and developments in the global loan market. Ms. Coffey has published analysis on the syndicated loan market in numerous books and periodicals, presents frequently, and has testified several times before Congress on issues pertaining to the loan and CLO markets. Prior to joining the LSTA, Ms. Coffey was Senior Vice President and Director of Analysis focusing on the loan and adjacent markets for Thomson Reuters LPC, working in and running loan research for 15 years. Ms. Coffey has a B.A. in Economics from Swarthmore College and a graduate degree in Economics from New York University.

Christine Gallagher. Ms. Gallagher serves as community engagement team manager in the Military and Family Life Counseling Program for Leidos Holdings, Inc., a Fortune 500® information technology, engineering, and science solutions and services leader working to solve the world’s toughest challenges in the defense, intelligence, homeland security, civil, and health markets. She also is currently president of Military Quality of Life Consulting, LLC, a company Ms. Gallagher founded in 2015 that equips professional organizations to execute their goal of supporting the military community through corporate social responsibility, corporate philanthropy and cause marketing. From 2015 to 2019, Ms. Gallagher served as an agile IT project manager for BAM Technologies, LLC. She has served as a program director for multiple national military service organizations during her career. She also was a Lecturer, Faculty Academic Advisor and Adjunct Professor at Troy University and Austin Peay State University in each respective school’s communications department from 2009 to 2016. Ms. Gallagher presently serves on the board of a number of national and local military service organizations that directly support military family quality-of-life efforts. She has an M.S. from the University of Tennessee and a B.S. from the University of Florida.

Michael Porter. Mr. Porter currently works in Corporate Development and Strategy for Netflix, a position he has held since December 2014. He also currently serves on the Board of Directors of Ednovate Charter School, joining that board in December 2020. Prior to joining Netflix, Mr. Porter spent two years as an investment associate, including at Vista Equity Partners, focusing on software private equity products. He also worked as an entertainment finance associate in J.P. Morgan Chase’s Entertainment Industries Group. Mr. Porter has fifteen years of finance experience related to equity research, corporate development, investment banking and private equity. Mr. Porter has an MBA from Harvard Business School and a B.A. in international business from the University of California, Berkeley.

Carl J. Rickertsen. Mr. Rickertsen is currently a Managing Partner of Pine Creek Partners, a private equity investment firm, a position he has held since January 2005. From January 1998 to January 2005, Mr. Rickertsen was Chief Operating Officer and a partner at Thayer Capital Partners, a private equity investment firm. From September 1994 to January 1998, Mr. Rickertsen was a Managing Partner at Thayer. Mr. Rickertsen was a founding partner of three Thayer investment funds totaling over $1.4 billion and is a published author. Mr. Rickertsen has been a member of the board of directors of MicroStrategy Incorporated, a publicly-traded software firm, since October 2002 and a member of the board of directors of Berry Plastics Group, Inc., a leading provider of value-added plastic consumer packaging and engineered materials, since January 2013. He also currently serves on the Board of Directors for Apollo Senior Floating Rate Fund Inc. and Apollo Tactical Income Fund Inc., positions he has held since 2011 and 2013, respectively. Mr. Rickertsen was formerly a board member of the following publicly-traded companies: Noranda Aluminum Holding Corporation, an integrated provider of value-added primary aluminum products and rolled aluminum coils, Convera Corporation, a search-engine software company; UAP Holding Corp., a distributor of agriculture products; and Homeland Security Capital Corporation, a specialized technology provider to government and commercial customers. Mr. Rickertsen received a BS from Stanford University and an MBA from Harvard Business School.

Interested Trustee:

Earl Hunt. Mr. Hunt has been with Apollo and/or its affiliates since 2021. Prior to joining Apollo, Mr. Hunt was a Partner in the Global Markets division at Goldman Sachs where he was responsible for strategic client coverage. He also served as a member of Goldman Sachs’s Partnership Committee and Global Markets Operating Committee. Previously, Mr. Hunt was co-head of U.S. Distressed and Par Loan sales at Goldman Sachs. Prior to joining Goldman Sachs in 2015, Mr. Hunt worked at Citi for 11 years, where he was a director in Leveraged Finance sales. Mr. Hunt is a member of the Board of Trustees of Brown University. Mr. Hunt earned a BA in Economics from Brown University.

Additional information about each Nominee is set forth in the following table:

Name	Position and Term of Office**	Principal Occupation During the Past Five Years	Number of Portfolios in the Fund Complex*** to be Overseen by Nominee	Other Directorships Held by Nominee
Independent Trustee Nominees
Meredith Coffey	Trustee Nominee	From August 2008 to present, Ms. Coffey serves Head of Research and the Co-Head of Public Policy for the Loan & Syndications Trading Association.	1	Director, Apollo Debt Solutions, BDC (2021-present).
Christine Gallagher	Trustee Nominee	From March 2021 to present, Ms. Gallagher serves as a Community Engagement Manager at Leidos, a company that provides information technology, engineering and science services for government and commercial contractors. Ms. Gallagher also serves as president of Military Quality of Life Consulting, LLC, a military support company she founded in 2015. From 2015 to 2019, she served as an agile IT project manager for BAM Technologies, LLC.	1	Director, Apollo Debt Solutions, BDC (2021-present).
Michael Porter	Trustee Nominee	From December 2014 to present, Mr. Porter has worked at Netflix in Corporate Development and Strategy. In December 2020, Mr. Porter was appointed to the Board of Directors of Ednovate Charter School.	1	Director, Apollo Debt Solutions, BDC (2021-present).
Carl J. Rickertsen	Trustee Nominee	From 2015 to present, Mr. Rickertsen has served as managing partner of Pine Creek Partners, a private equity investment firm.		1
Interested Trustee Nominee
Earl Hunt	Trustee Nominee		1	Director, Apollo Debt Solutions, BDC (2021-present).

*	The address for the Nominees listed above is c/o Griffin Institutional Access Credit Fund, 9 West 57th Street, New York, NY 10019.
**	The Term of office for the Nominees listed above will continue indefinitely.
***	The term “Fund Complex” refers to the Trust.

Post-Closing Board Leadership Structure During the year ended December 31, 2021, the current Board of Trustees held four quarterly meetings and three special meetings. If elected, and if the Transaction is completed, the Fund’s Board of Trustees after the Transaction (the “Post-Transaction Board”) would be composed of five Trustees. In addition to four regularly scheduled meetings per year, the Post-Transaction Board expects to hold special meetings either in person or via telephone to discuss specific matters that may require consideration prior to the next regular meeting. The Post-Transaction Board may also designate working groups or ad hoc committees as it deems appropriate.

The Post-Transaction Board expects to appoint Earl Hunt to serve in the role of Chairperson. Under the Fund’s Agreement and Declaration of Trust and By-Laws, the Chairperson of the Board is responsible for (a) presiding at board meetings, (b) calling special meetings on an as-needed basis, (c) execution and administration of Trust policies including (i) setting the agendas for board meetings and (ii) providing information to board members in advance of each board meeting and between board meetings. The Chairperson would also be expected to perform such other functions as may be requested by the Post-Transaction Board from time to time.

The current Board and the Nominees believe that this leadership structure is appropriate because it would allow the Post-Transaction Board to exercise informed and independent judgment over matters under its purview, and it would allocate areas of responsibility among committees or working groups of Trustees and the full Board in a manner that would be expected to enhance effective oversight.

Mr. Hunt may be deemed to be an interested person of the Fund by virtue of his senior management role with Apollo and the portfolio management services that he provides to the Fund if the Proposed Sub-Advisory Agreement is approved by shareholders. The current Board and the Nominees believe that having an interested person serve on the Post-Transaction Board would likely bring corporate and financial viewpoints that generally are, in the Board’s view, crucial elements in its decision-making process. It is anticipated that the leadership structure of the Post-Transaction Board may be changed at any time and in the discretion of the Post-Transaction Board, including in response to changes in circumstances or the characteristics of the Fund.

Risk Oversight by the Post-Transaction Board.  As a registered investment company, the Fund is subject to a variety of risks, including investment risks, financial risks, compliance risks and regulatory risks. As part of its overall activities, the Post-Transaction Board would oversee the management of the Fund’s risk management structure by the Adviser, the Fund’s officers and service providers to the Fund. The responsibility to manage the Fund’s risk management structure on a day-to-day basis is expected to be subsumed within the other responsibilities of these parties. The Post-Transaction Board would consider risk management issues as part of its general oversight responsibilities throughout the year at regular meetings of the Post-Transaction Board and its committees, and within the context of any ad hoc communications with the Fund’s service providers and officers. The Adviser, the Fund’s officers and other service providers, such as the Fund’s independent accountant, would be expected to prepare regular reports to the Post-Transaction Board that address certain investment, valuation, compliance and other matters, and the Board as a whole or its committees are also expected to receive special written reports or presentations on a variety of risk issues at the request of the Post-Transaction Board, a committee, the Chairperson or a senior officer.

In its annual review of the Fund’s advisory and sub-advisory agreements, the Post-Transaction Board expects to review information provided by the Adviser and Sub-Adviser, as applicable, relating to such party’s operational capabilities, financial conditions and resources. The Post-Transaction Board is also expected to discuss particular risks that are not addressed in its regular reports and processes.

Post-Transaction Board Committees

If the Nominees take office as Trustees, it is anticipated that the Post-Transaction Board has established two standing committees: the Audit Committee and the Governance Committee.

Audit Committee

The Audit Committee is expected to composed entirely of Independent Trustees. The members of the Audit Committee are expected to be: Meredith Coffey, Christine Gallagher, Michael Porter and Carl J. Rickertsen. The Audit Committee’s responsibilities include: (i) recommending to the Board the selection, retention or termination of the Trust’s independent auditors; (ii) reviewing with the independent auditors the scope, performance and anticipated cost of their audit; (iii) discussing with the independent auditors certain matters relating to the Trust’s financial statements, including any adjustment to such financial statements recommended by such independent auditors, or any other results of any audit; (iv) reviewing on a periodic basis a formal written statement from the independent auditors with respect to their independence, discussing with the independent auditors any relationships or services disclosed in the statement that may impact the objectivity and independence of the Trust’s independent auditors and recommending that the Board take appropriate action in response thereto to satisfy itself of the auditor’s independence; and (v) considering the comments of the independent auditors and management’s responses thereto with respect to the quality and adequacy of the Trust’s accounting and financial reporting policies and practices and internal controls.

The Audit Committee of the Current Board consists of all of the current Independent Trustees: Mr. Chapin, Mr. Cohen (chairman) and Mr. Headrick. Mr. Cohen has been determined by the Current Board to be an “audit committee financial expert.” The Audit Committee operates pursuant to an Audit Committee Charter. During the fiscal year ended December 31, 2021, the Audit Committee held six meetings.

Governance Committee

The Governance Committee is expected to be composed entirely of Independent Trustees. The members of the Governance Committee are expected to be: Meredith Coffey, Christine Gallagher, Michael Porter and Carl J. Rickertsen. The Governance Committee assists the Board of Trustees in adopting fund governance practices and meeting certain fund governance standards. The Governance Committee operates pursuant to a Governance Committee Charter. The Governance Committee is responsible for seeking and reviewing nominee candidates for consideration as Independent Trustees as is from time to time considered necessary or appropriate. The Governance Committee is also responsible for reviewing and setting Independent Trustee compensation from time to time when considered necessary or appropriate.

The Governance Committee of the Current Board consists of all of the current Independent Trustees: Mr. Chapin (chairman), Mr. Cohen and Mr. Headrick. During the fiscal year ended December 31, 2021, the Governance Committee held one meeting.

Nominee Ownership

The following table shows the dollar range of the Fund shares beneficially owned by each Nominee as of the Record Date:

Name of the Trustee or Nominee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen or to be Overseen by the Nominee in Family of Investment Companies
Meredith Coffey	—	None
Christine Gallagher	—	None
Michael Porter	—	None
Carl J. Rickertsen	—	None
Earl Hunt	—	None

Compensation

None of the Nominees has served as a Trustee of the Fund. Therefore, none of the Nominees has received any compensation from the Fund. Each Independent Trustee Nominee who takes office with the Board will be paid by the Fund as a Trustee. If the Nominees are elected and take office, the new Board may establish a new compensation schedule for its Independent Trustees. The new compensation schedule for the Nominees may take into account their services provided to other funds in the Fund Complex, if any.

During the last fiscal year, none of the Fund’s officers received any compensation from the Fund

Conclusion

The Board, including the Independent Trustees, recommends that shareholders of the Fund vote “FOR” the election of each Nominee to the Board of Trustees. In the event that Proposal 1 is not approved by the Fund’s shareholders, the Board will then consider what action, if any, should be taken with respect to the Fund.

*           *           *

REQUIRED VOTE AND THE BOARD’S RECOMMENDATION

The approval of Proposal 1 requires the affirmative vote of a plurality of the votes cast at the Meeting if quorum is present. Under this plurality system, Trustee positions are filled by the nominees who receive the largest number of votes, with no majority approval requirement, until all vacancies are filled. Because Trustees are elected by a plurality, non-votes and abstentions will have no effect on Proposal 1. For Proposal 1, the holders of thirty-three and one-third percent (33-1/3%) of the outstanding shares of the Fund (including broker non-votes and abstentions) entitled to vote at the meeting (in person or by proxy) constitutes a quorum.

THE BOARD, INCLUDING THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 1.

*           *           *

VOTING INFORMATION

Voting Procedures

Shareholders may vote by submitting a proxy to the Fund or by attending the Special Meeting and voting in person. In order to submit a proxy, a shareholder may mark, sign, and date the enclosed proxy and return it to the Fund using the enclosed envelope. No postage is required if the proxy is mailed in the United States. In the alternative, completed proxies may also be submitted by internet or telephone via the instructions in the enclosed proxy card.

The holders of thirty-three and one-third percent (33-1/3%) of the outstanding shares of the Fund entitled to vote at the Special Meeting (a “quorum”) must be present (in person or by proxy) in order to conduct business at the Special Meeting. If a quorum is not present at the Special Meeting, or if a quorum is present but sufficient votes to approve Proposal 1 are not received, the person named as proxy may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. No adjournment will be made for a period exceeding 120 days after the Record Date. In determining whether to adjourn the Special Meeting with respect to one or more of the Proposals, the following factors may be considered: the nature of the Proposal(s), the percentage of favorable votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to Fund shareholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote by the holders of a majority of the Fund’s shares eligible to vote that are represented at the Special Meeting in person or by proxy.

The person named as proxy will vote in favor of any such adjournment those proxies which instruct them to vote in favor of the Proposals to be considered at the adjourned meeting and will vote against any such adjournment those proxies which instruct them to vote against or to abstain from voting on the Proposal to be considered at the adjourned meeting. By voting for the Proposals, a shareholder is giving the person named as proxy the discretion to vote in favor of any required adjournment of the Special Meeting to obtain a quorum.

If a proxy represents a broker “non-vote” (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of the Fund on a particular matter with respect to which the broker or nominee does have discretionary power) or is marked with an abstention, the Fund shares represented thereby will be considered present at the Special Meeting for purposes of determining the existence of a quorum for the transaction of business. Abstentions and broker non-votes, however, will not be counted in determining the number of shares voting for the Proposals and any other shareholder proposal that may come before the Special Meeting; therefore, abstentions and broker non-votes are, effectively, counted as shares voting against the Proposals and any other shareholder proposal that may come before the Special Meeting. Unsigned proxies will not be considered present at the Special Meeting.

The duly appointed proxy or authorized persons may, at their discretion, vote upon such other matters as may properly come before the Special Meeting.

Shareholder Proposals

The Fund has not received any shareholder proposals for this Special Meeting. Under the proxy rules of the SEC, shareholder proposals may, under certain conditions, be included in the Fund’s proxy materials for a particular meeting. Under these rules, proposals submitted for inclusion in the Fund’s proxy materials must be received within a reasonable period of time before the Fund begins to print and mail its proxy materials. The submission by a shareholder of a proposal for inclusion in a proxy statement does not guarantee that it will be included. Shareholder proposals are subject to certain regulations under federal securities laws relating to inclusion.

A shareholder proposal intended to be presented at any future meetings of the Fund’s shareholders should be sent to the Fund at c/o ALPS Fund Services, Inc., 1290 Broadway, Suite 1100, Denver, CO 80203. The Fund does not hold annual meetings of shareholders.

Revocation of Proxy

A shareholder who executes a proxy may revoke it at any time before it is exercised by submitting a new proxy to the Fund or by attending the Special Meeting and voting in person. A new proxy can be submitted by any of the same means by which the original proxy could be submitted: mail, telephone, or internet. To revoke a proxy, the shareholder giving such proxy must either (1) submit to the Fund a subsequently dated proxy, (2) deliver to the Fund a written notice of revocation, or (3) otherwise give notice of revocation during the Special Meeting, in all cases prior to the exercise of the authority granted in the proxy.

Proxy Solicitation; Expenses

The Fund’s Board is making this solicitation of proxies. Solicitation will be made primarily by mail, but may also be made by telephone, facsimile, electronic mail, or personal interview conducted by certain officers or employees of the Fund and the Adviser without additional compensation or, if necessary, a commercial firm retained for this purpose. The Adviser will bear all of the costs of soliciting proxies from shareholders, including the cost of assembling and mailing this Proxy Statement and the enclosed materials for the Fund. The Fund intends to ask brokers and banks holding shares in their names or in the names of nominees to solicit proxies from customers owning such shares, where applicable. The Fund has engaged Broadridge for inquires, to provide shareholder meeting services, including the distribution of this Proxy Statement and related materials to shareholders as well as assisting the Fund in soliciting proxies for the Special Meeting at an approximate cost of $1,000,00.

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ADDITIONAL INFORMATION

Voting Securities

The Fund is a continuously offered, non-diversified, closed-end investment management company that is operated as an interval fund. As of February 10, 2022, the Record Date, there were 24,646,352.95 shares of the Fund outstanding and entitled to vote at the Special Meeting. Shareholders are entitled to one vote for each full share and a proportionate vote for each fractional share held as of the Record Date.

Principal Holders of Voting Securities

To the best knowledge of the Trust, the following tables contain information regarding the ownership of the Fund as of the Record Date by any person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who is known to the Trust to be the beneficial owner of more than five percent of any class of shares of the Fund. As of the Record Date, the Fund’s Trustees and officers, except for Mr. Shields, did not own shares of the Fund.

Class A Shares

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
Charles Schwab & Co. Inc. Special Custody Acct. FBO Customers Attn: Mutual Funds 211 Main St. San Francisco, CA 94105-1901	758,218.98	26.66%

Class I Shares
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
Charles Schwab & Co. Inc. Special Custody Acct. FBO Customers Attn: Mutual Funds 211 Main St. San Francisco, CA 94105-1901	4,629,677.92	26.99%

Class F Shares
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
Griffin Capital Vertical Partners, L.P. 1520 E. Grand Ave. El Segundo, CA 90245-4341	151,705.74	17.70%
LPL Financial FBO Customer Accounts Attn: Mutual Fund Operations 4707 Executive Drive San Diego, CA 92121-3091	48,255.34	5.63%

Class L Shares
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
LPL Financial FBO Customer Accounts Attn: Mutual Fund Operations 4707 Executive Drive San Diego, CA 92121-3091	80,799.81	14.39%

Class M Shares
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
Griffin Capital Vertical Partners, L.P. 1520 E. Grand Ave. El Segundo, CA 90245-4341	9,998.82	100%

Shareholders owning more than 25% of the shares of the Fund are considered to “control” the Fund, as that term is defined under the 1940 Act. Persons controlling the Fund can determine the outcome of any proposal submitted to the shareholders for approval.

The Fund’s Investment Adviser and Principal Underwriter

The current investment adviser for the Fund is Griffin Capital Credit Advisor, LLC, located at Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245. The Adviser was formed in 2016 and is registered as an investment adviser with the SEC pursuant to the provisions of the Investment Advisers Act of 1940, as amended. The Adviser is an indirect majority-owned subsidiary of Griffin Capital.

The Fund’s principal underwriter is ALPS Distributors, Inc., with an address at 1290 Broadway, Suite 1100, Denver, CO 80203.

Other Fund Service Providers

ALPS Fund Services, Inc., located at 1290 Broadway, Suite 1100, Denver, CO 80203, serves as administrator and accounting agent pursuant to a fund services agreement. DST Systems, Inc., located at 333 W. 11th Street, Kansas City, Missouri 64105, serves as the Fund’s transfer agent.

Payments to Affiliated Brokers

During the fiscal year ended December 31, 2021, the Fund paid $0 in affiliate party brokerage commissions.

Shareholder Reports

The Fund’s annual and semi-annual reports are available upon request, without charge, by calling the Fund toll free at 1-888-926-2688.

*           *           *

OTHER MATTERS

The Board is not aware of any other matters which may come before the Special Meeting. However, should any such matters properly come before the Special Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgement on such matters.

The Fund does not hold annual meetings of shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for the Fund’s next shareholder meeting subsequent to this Special Meeting, if any, must submit such proposals within a reasonable period of time before the Fund begins to print and mail the proxy materials for such meeting and meet certain requirements. Under the proxy rules of the SEC, shareholder proposals meeting requirements contained in those rules may, under certain conditions, be included in the Fund’s proxy materials for a particular meeting of shareholders. One of these conditions relates to the timely receipt by the Fund of any such proposal. The fact that the Fund receives a shareholder proposal in a timely manner does not, however, ensure its inclusion in proxy materials since there are other requirements in the proxy rules relating to such inclusion.

*           *           *

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE VOTE PROMPTLY.

February 17, 2022

By Order of the Board of Trustees

/s/ Randy Anderson

Dr. Randy Anderson
Secretary

GRIFFIN
INSTITUTIONAL ACCESS
CREDIT FUND

GRIFFIN INSTITUTIONAL ACCESS CREDIT FUND
C/O DST SYSTEMS, INC.
430 W. 7TH STREET
KANSAS CITY, MO 64105

SCAN TO
VIEW MATERIALS & VOTE

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website **www.proxyvote.com or scan the QR Barcode above**
3) Follow the instructions provided on the website.
4) To attend and vote at the meeting, please register by going to Virtual Shareholder Meeting at https://viewproxy.com/Griffin/broadridgevsm2/

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call **1-800-690-6903**
3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate box on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D66735-Z81947

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

GRIFFIN INSTITUTIONAL ACCESS CREDIT FUND

The Board of Trustees recommends you vote FOR the following:

1. Election of Trustees

Nominees:

01) Earl Hunt
02) Meredith Coffey
03) Christine Gallagher
04) Michael Porter
05) Carl J. Rickertsen

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the name(s) of the nominee(s) on the line below.

____

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date